EXHIBIT 99.1

CleanSpark Secures Twenty-Year Lease with High-Investment Grade Global Technology Company for Data Center in Sandersville, Georgia

Twenty-year triple-net (NNN) lease totaling $6.6 billion in contracted revenue, with up to $11.6 billion after full extension options

175 MW of critical IT load with deliveries expected to begin in Q4 2027 to a high-investment-grade tenant

Tenant has executed a letter of intent and exclusivity arrangement covering CleanSpark’s entire Texas portfolio of 885 MW

LAS VEGAS, July 14, 2026 — CleanSpark, Inc. (Nasdaq: CLSK) (“CleanSpark” or the "Company”), a market leading data center developer, today announced it has entered into a 20-year infrastructure lease agreement, with two five-year extension options, directly with a high-investment grade, leading global technology company at its Sandersville, Georgia, campus. The lease is expected to generate approximately $6.6 billion of contracted revenue over the initial term.

Under the agreement, the global technology company will deploy production-grade infrastructure at Sandersville, dedicated to a range of computing workloads. In connection with the transaction, the tenant has also executed a letter of intent and exclusivity arrangement covering CleanSpark’s entire Texas portfolio of 718 acres with up to 885 MW of secured and planned power capacity, positioning Sandersville as the first chapter of a substantially larger relationship.

“This lease is a transformational moment for CleanSpark as we complete our evolution into a diversified digital infrastructure platform and begin monetizing our power portfolio at institutional scale,” said Matt Schultz, CleanSpark CEO and chairman. “A 20-year commitment from a high-investment-grade global technology company with a market-leading commercial profile and exclusivity across our nearly 900 MW of additional capacity in Texas is a tremendous validation of our land-and-power strategy. We have long believed in the second-mover advantage in this sector: grow our portfolio as the market matures, then execute with excellent terms and velocity. Today’s announcement validates our thesis.”

A Foundation Built at Sandersville

The Sandersville campus was selected for its access to reliable, low-cost power, available capacity for high-density compute, and its ability to support rapid, phased deployment of advanced data center infrastructure. Since the 2022 launch of its Sandersville operations, CleanSpark has established a sustained presence in the local community, investing in energy infrastructure, site development, and long-term operations that support economic activity throughout the region.

“CleanSpark has been a pillar of the Sandersville community for many years, providing job market stability, tax revenue, and broad support for what makes our part of the world special,” said Mayor Jimmy Andrews. “We are excited to see CleanSpark embark on this new chapter and stand shoulder to shoulder with them to support this incredible infrastructure project.”

While the tenant remains confidential, they are a global technology company among the high-investment-grade cohort, facilitating CleanSpark’s financing options and the multi-decade term of the lease.

Transaction Details

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Triple net (NNN) lease with annual escalators
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$6.6 billion of expected contract value across the initial 20-year term
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$11.6 billion of expected contract value if two five-year extension options are exercised
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Expected cumulative NOI contribution margin of nearly 100%, or an average annual NOI contribution of approximately $330 million
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Estimated landlord project costs of $10-$12 million per MW of critical IT load

Texas Portfolio Under Exclusivity

Pursuant to the executed letter of intent, CleanSpark’s entire Texas portfolio is now under exclusivity with the tenant. The Texas portfolio totals 718 acres with up to 885 MW of secured and planned power capacity, including 271 acres with nearly 300 MW at our Sealy campus and 447 acres at the Brazoria campus, where transmission-level infrastructure supports an initial 300 MW demand load with the potential to expand to 600 MW.

Advisors

Morgan Stanley & Co. LLC acted as financial advisor to the Company. Davis Polk & Wardwell LLP acted as legal counsel to the Company.

Conference Call

The Company will host a conference call on Tuesday, July 14 at 11 a.m. ET / 8 a.m. PT to discuss the announcement. Investors can join the live webcast at clsk.news/irupdatejul26.

About CleanSpark
CleanSpark (Nasdaq: CLSK), is a market-leading data center developer with a proven track record of success. We control a portfolio of more than 1.8 GW of power, land, and data centers across the United States powered by globally competitive energy prices. Sitting at the intersection of Bitcoin, energy, operational excellence, and capital stewardship, we optimize our infrastructure to deliver superior returns to our shareholders. Monetizing low-cost, high reliability energy by producing a global emerging critical resource – compute – positions us to prosper in an ever-changing world.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the estimated costs, contract value and NOI contribution (including as to the timing thereof) of the transaction announced in this press release and other statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the Company’s ability to timely achieve the lease agreement milestones for, among other things, obtaining financing for and completing the construction of the Sandersville data center project; the potential consequences of the Company not timely achieving the lease agreement milestones, which could include rent abatements and/or termination of the lease agreement; the

Company’s ability to meet all other covenants and conditions contained in the lease agreement; the Company’s need for, and ability to raise, substantial additional capital to fund the development of the Sandersville project; risks related to the significant additional indebtedness that the Company may incur for purposes of such funding; the Company’s dependence on a third party for development of the Sandersville project and the performance of such third party and its personnel and suppliers; the ability to obtain the necessary equipment for the project on a timely basis and the competitive environment therefor; regulatory approvals and electrical power availability to complete the Sandersville data center project; the ongoing supply of electrical power to the project after the completion of construction and interruptions thereof; uncertainty as to whether the lease extension options will be exercised; natural disasters and other unforeseen events; changes to AI and HPC infrastructure needs; the risk that expectations of future revenue and NOI growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in those filings. Forward-looking statements contained herein are made only as to the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kyle Sourk
702-989-7693
ir@cleanspark.com

Media Contact
Malory Van Guilder
malory@skyya.com